EX-99.906CERT

Section 906 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Arthur P. Steinmetz, Principal Executive Officer, and Brian S. Petersen, Principal Financial Officer, of Oppenheimer Limited-Term Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended 2/29/2016 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Limited-Term Bond Fund	Oppenheimer Limited-Term Bond Fund

/s/ Arthur P. Steinmetz	/s/ Brian S. Petersen
Arthur P. Steinmetz	Brian S. Petersen

Date: 4/15/2016	Date: 4/15/2016